Exhibit 99.4

Harris Corporation
Diluted Earnings Per Share Calculation
(unaudited)

			Two
	Fiscal 2005		Quarters	Fiscal 2004
	Quarters Ended		Ended	Quarters Ended				Fiscal Years Ended
	12/31/	10/1/	12/31/	7/2/	4/2/	1/2/	9/26/
	2004	2004	2004	2004	2004	2004	2003	2004	2003	2002	2001
	($ In millions, except per share amounts)
Income from continuing operations	$45.1	$40.1	$85.2	$33.1	$35.4	$31.7	$25.5	$125.7	$70.3	$87.0	$25.5
Impact of convertible debentures	0.9	0.9	1.8	0.9	0.9	0.9	0.9	3.6	3.0	—	—

Income from continuing operations used in diluted share calculation	$46.0	$41.0	$87.0	$34.0	$36.3	$32.6	$26.4	$129.3	$73.3	$87.0	$25.5

Net Income	$45.1	$40.1	$85.2	$38.2	$35.5	$33.1	$26.0	$132.8	$59.5	$82.6	$21.4
Impact of convertible debentures	0.9	0.9	1.8	0.9	0.9	0.9	0.9	3.6	3.0	—	—

Net income used in diluted share calculation	$46.0	$41.0	$87.0	$39.1	$36.4	$34.0	$26.9	$136.4	$62.5	$82.6	$21.4

Basic weighted average shares outstanding	132.9	132.5	132.7	132.3	132.3	132.6	132.6	132.4	132.5	131.9	133.2
Impact of dilutive stock options	2.2	1.7	2.0	1.7	1.9	1.0	0.6	1.3	0.4	0.8	0.7
Impact of convertible debentures	6.6	6.6	6.6	6.6	6.6	6.6	6.6	6.6	5.1	—	—

Diluted weighted average shares outstanding	141.7	140.8	141.3	140.6	140.8	140.2	139.8	140.3	138.0	132.7	133.9

Income from continuing operations per share diluted	$0.33	$0.29	$0.62	$0.24	$0.26	$0.23	$0.19	$0.92	$0.53	$0.66	$0.19
Net income per share diluted	$0.33	$0.29	$0.62	$0.28	$0.26	$0.24	$0.19	$0.97	$0.45	$0.62	$0.16